Exhibit 10.1

EXECUTION COPY

SHAREHOLDERS’ AGREEMENT

DATED AS OF MARCH 31, 2009

AMONG

POLARIS ACQUISITION CORP.

AND

THE PERSONS LISTED ON THE SCHEDULES HERETO

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS
Section 1.1	Definitions	1

ARTICLE II

BOARD RIGHTS; MANAGEMENT ARRANGEMENTS

Section 2.1	Board of Directors	10
Section 2.2	Founder Replacement Director	10
Section 2.3	Apollo Replacement Director	10
Section 2.4	Termination of Director Appointment Right	10
Section 2.5	Unaffiliated Director	10
Section 2.6	Company Preferred Shareholders	11
Section 2.7	Voting Rights	11

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1	Company Common Shareholders Transfer Restrictions	11
Section 3.2	Company Preferred Shareholders Transfer Restrictions	11
Section 3.3	Founder Transfer Restrictions	12
Section 3.4	Voting of Escrowed Shares	13

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1	Demand Registration	13
Section 4.2	Piggy-Back Registration	18
Section 4.3	Registrations Pursuant to Rule 415	20

ARTICLE V

REGISTRATION PROCEDURES

Section 5.1	Filings; Information	22
Section 5.2	Obligation to Suspend Distribution	25
Section 5.3	Registration Expenses	26

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THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of March 31, 2009, among Polaris Acquisition Corp. (“Parent”), a Delaware corporation, and each of the Persons listed on Schedule I hereto (each, a “Company Common Shareholder” and, collectively, the “Company Common Shareholders”), the Persons listed on Schedule II hereto (each a “Company Preferred Shareholder” and, collectively, the “Company Preferred Shareholders”), and the Persons listed on Schedule III hereto (each, a “Founder” and, collectively, the “Founders”).

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following capitalized terms used herein have the following meanings:

“Affiliate” means, with respect to any Person, (a) any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and (b) any Person who shares a common investment advisor. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Apollo” mean Communications Investors LLC.

“Apollo Designee” has the meaning set forth in Section 2.1(b).

“Apollo Replacement Director” has the meaning set forth in Section 2.3.

“Apollo Voting Shares” has the meaning set forth in Section 2.4.

“Appraisal Procedure” means the following procedure to determine the Fair Market Value of the Common Stock (the “Valuation Amount”). The Valuation Amount shall be determined in good faith by the Board with written notice thereof to the Company Preferred Shareholders describing in reasonable detail the methodology used by the Board in making the determination; provided, however, that if any Required Holders shall object to the Valuation Amount in writing within fifteen (15) days of receipt of notice of the Valuation Amount, the Valuation Amount shall be determined by an investment banking firm of national reputation, which firm shall be reasonably acceptable to the Board and the Required Holders. If the Board and the Required Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board and the Required Holders, of not more than six (6) investment banking firms of national reputation in the United States, of which no more than three (3) may be named by the Board and no more than three (3) may be named by the Required Holders. The arbitrator may consider, within the ten (10) day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six (6). The Board and the Required Holders shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall, within thirty (30) days of its appointment, make its own determination of the Valuation Amount. The determination of the final Valuation Amount by such investment banking firm shall be final and binding upon the parties. Parent shall bear all of the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the Valuation Amount unless the final Valuation Amount is within 5% of the Valuation Amount determined by the Board and set forth in the initial notice thereof, in which case, Parent shall bear one-half of such fees and expenses, and the Company Preferred Shareholders requesting such appraisal procedure shall bear one-half of such fees and expenses (on a Pro Rata basis among such Company Preferred Shareholders based on their relative levels of ownership of Common Stock (excluding shares of Common Stock owned beneficially or of record prior to the Closing)). If required by any such investment banking firm or arbitrator, Parent shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by Parent in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

“Blackout Period” has the meaning set forth in Section 5.1(c).

“Board” means the board of directors of Parent.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Change of Control or Reorganization Event” has the meaning set forth in Exhibit A to the Merger Agreement.

“Closing” the closing of the Merger.

“Closing Date” means March 31, 2009.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Escrowed Earnout Shares” has the meaning set forth in Exhibit A to the Merger Agreement.

“Common Stock” means the common stock, par value $0.0001 per share, of Parent and any other capital stock of any class or series of Parent and any shares of capital stock issuable upon the conversion, exercise or exchange of securities of Parent convertible into, or exercisable or exchangeable for, any such common stock or other capital stock of Parent.

“Common Transaction Shares” has the meaning set forth in Section 2.6(c) of the Merger Agreement.

“Company” means Hughes Telematics, Inc., a Delaware corporation.

“Company Common Shareholder” has the meaning set forth in the preamble to this Agreement.

“Company Common Shareholder Demand Registration” has the meaning set forth in Section 4.1(a).

“Company Common Shareholder Demand Participant” has the meaning set forth in Section 4.1(a).

“Company Preferred Shareholder” has the meaning set forth in the preamble to this Agreement.

“Company Preferred Shareholder Demand Registration” has the meaning set forth in Section 4.1(b).

“Company Preferred Shareholder Demand Participant” has the meaning set forth in Section 4.1(b).

“Converted Options” has the meaning set forth in Section 2.6(g) of the Merger Agreement.

“Converted Options Shares” has the meaning set forth in Section 2.6(g) of the Merger Agreement.

“Converting Party” has the meaning set forth in Section 4.1(f)(ii).

“Co-Sale Agreement” means the Amended and Restated Co-Sale and Stock Restriction Agreement, dated as of March 12, 2009, by and among the Company, Apollo, the Company Preferred Shareholders and certain other securityholders of the Company.

“Delay Period” has the meaning set forth in Section 5.1(a).

“Demand Registration” means either (i) a Company Common Shareholder Demand Registration, (ii) a Company Preferred Shareholder Demand Registration or (iii) a Founder Demand Registration, as the case may be.

“Demand Participant” means (i) the Company Common Shareholder Demand Participants if a Company Common Shareholder Demand Registration is demanded pursuant to Section 4.1(a), (ii) the Company Preferred Shareholder Demand Participant if a Company Preferred Shareholder Demand Registration is demanded pursuant to Section 4.1(b), or (iii) a Company Founder Demand Participant if a Founder Demand Registration is demanded pursuant to Section 4.1(c).

“Demanding Party” means (i) the Majority-in-interest of the Company Common Shareholders if a Company Common Shareholder Demand Registration is demanded pursuant to Section 4.1(a), (ii) the Required Holders if a Company Preferred Shareholder Demand Registration is demanded pursuant to Section 4.1(b), or (iii) a Majority-in-interest of the Founders if a Founder Demand Registration is demanded pursuant to Section 4.1(c).

“Earnout Options” has the meaning set forth in Section 2.6(g) of the Merger Agreement.

“Effectiveness Deadline” has the meaning set forth in Section 4.3(c)(i).

“Effectiveness Failure” has the meaning set forth in Section 4.3(c)(ii).

“Effectiveness Period” has the meaning set forth in Section 5.1(c).

“Escrow Agreement” means the Escrow Agreement, dated as of the date hereof, between Parent, Communications Investors LLC, as escrow representative, and Continental Stock Transfer & Trust Company, as escrow agent.

“Escrowed Earnout Shares” has the meaning set forth in Exhibit A to the Merger Agreement.

“Escrowed Indemnity Shares” has the meaning set forth in Section 2.10 of the Merger Agreement.

“Escrowed Sponsor Earnout Shares” has the meaning set forth in Section 2.8(b) of the Merger Agreement.

“Escrow Period” means the period of time up until no Escrowed Earnout Shares or Escrowed Indemnity Shares remain in escrow pursuant to the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Fair Market Value” means $10 (subject to adjustments for stock dividends, stock splits, reverse stock splits, combinations and similar events); provided, however, that to the extent that Parent elects to pay any portion of the penalty set forth in Section 4.3(c)(ii) in additional shares of Common Stock, then for purposes of determining the number of shares to be so issued as payment “Fair Market Value” shall mean the average closing price of a share of the Common Stock as reported on the principal exchange, electronic trading network or recognized quotation system on which the Common Stock is then listed or quoted over the ten (10) trading days ending on, as the case may be, the six (6) month anniversary of the Closing, the last Business Day of each thirty (30) day period thereafter, or the date a Registration Statement is declared effective; provided, further, that, in the event the shares are not listed for trading on an exchange or quoted on an electronic trading network or recognized quotation system, the Fair Market Value shall be determined in accordance with the Appraisal Procedure; provided, further, that if, on the first date of any Effectiveness Failure and at any time thereafter, the number of shares of Common Stock outstanding immediately following the consummation of the Merger has been or is increased or decreased by stock dividends, stock splits, reverse splits, combinations or similar transactions, then, following the record date or effective date to determine shares affected by such a transaction, the portion of the penalty to be paid in shares of Common Stock shall be appropriately decreased or increased by multiplying the amount of shares specified by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which is the number of shares of Common Stock outstanding immediately after such change.

“First Target” has the meaning set forth in Section 2.8(c) of the Merger Agreement.

“Form S-3” means Form S-3 or any similar short-form registration which may be available at such time.

“Founder” has the meaning set forth in the preamble to this Agreement.

“Founder Demand Registration” has the meaning set forth in Section 4.1(c).

“Founder Demand Participant” has the meaning set forth in Section 4.1(c).

“Founder Replacement Director” has the meaning set forth in Section 2.2.

“Founder Shares” means the shares of Common Stock owned or held by the Founders, including shares of Common Stock issued to the Founders upon exercise of the Founder Warrants.

“Founder Warrants” means the warrants purchased privately by certain of the Founders simultaneously with the consummation of Parent’s initial public offering.

“Full Cooperation” means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of Parent (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection therewith and make themselves available to participate in “due diligence” sessions and “road-show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s), including conference calls and one-on-one meetings with prospective purchasers of the Registrable Securities, and (b) Parent prepares preliminary and final prospectuses for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).

“Fully Marketed Underwritten Offering” means an underwritten offering in which there is Full Cooperation.

“Governmental Authority” means any federal, state, local or foreign government, executive official thereof, governmental or regulatory authority, agency or commission, including courts of competent jurisdiction, domestic or foreign.

“Indemnified Party” has the meaning set forth in Section 6.3.

“Indemnifying Party” has the meaning set forth in Section 6.3.

“Lock-up Agreement” has the meaning set forth in Section 4.1(e)(i).

“Majority-in-interest” means, as to any group of Persons from time to time, the owners of greater than fifty percent (50%) of the Common Stock held by such Persons on a fully-diluted basis.

“Maximum Number of Shares” has the meaning set forth in Section 4.1(f).

“Merger” means the transaction contemplated by the Second Amended and Restated Agreement and Plan of Merger, dated as of March 12, 2009 (as amended, restated, supplemented or otherwise modified, the “Merger Agreement”), by and between Parent and the Company.

“Notices” has the meaning set forth in Section 9.4.

“Parent” means Polaris Acquisition Corp., a Delaware corporation (as such entity will be renamed HUGHES Telematics, Inc. in the Merger).

“Permitted Company Common Shareholder Transferees” has the meaning set forth in Section 3.1(a).

“Permitted Company Preferred Shareholder Transferees” has the meaning set forth in Section 3.2(a).

“Permitted Founder Transferees” has the meaning set forth in Section 3.3(b).

“Permitted Founder Earnout Shares Transferees” has the meaning set forth in Section 3.3(a).

“Permitted Founder Warrants Transferees” has the meaning set forth in Section 3.3(b).

“Permitted Transferees” has the meaning set forth in Section 3.2(a).

“Person” means an individual, a partnership (general or limited), a corporation, a limited liability company, an association, a joint stock company, Governmental Authority, a business or other trust, a joint venture, any other business entity or an unincorporated organization.

“Piggy-Back Registration” has the meaning set forth in Section 4.2(a).

“Pro Rata” means as to a particular Person, pro rata in accordance with the number of shares of Common Stock that each such Person has requested be included in a respective Registration, regardless of the number of shares of Common Stock held by each such Person.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) all Common Stock owned or held by the Company Common Shareholders (and the Permitted Company Common Shareholder Transferees), (ii) all Common Stock owned or held by the Company Preferred Shareholders (and the Permitted Company Preferred Shareholder Transferees), other than any Common Stock owned or held by the Company Preferred Shareholders as a result of the units sold to the Company Preferred Shareholders under Parent’s Registration Statement on Form S-1 (File No. 333-145759), (iii) all Common Stock and Founder Warrants and shares of Common Stock underlying Founder Warrants owned or held by the Founders (and the Permitted Founder Transferees), together with any shares of Common Stock issued in respect of any of the foregoing upon a stock split, distribution or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been Transferred in accordance with such Registration Statement; (b) such securities shall have been otherwise Transferred, new certificates for them not bearing a legend restricting further Transfer shall have been delivered by Parent and subsequent public distribution of them shall not require Registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Registrable Securities are saleable under Rule 144 and not subject to the volume restriction therein; provided, however, that if, within four (4) years after the date of this Agreement, any shares of Common Stock cease to be Registrable Securities by virtue of clause (d) above and Rule 144 subsequently becomes unavailable to permit the resale thereof, such shares shall once again be considered Registrable Securities; provided, further, if, four (4) years after the date of this Agreement, any shares of Common Stock cease to be Registrable Securities by virtue of clause (d) above and Rule 144 subsequently becomes unavailable to permit the sale thereof, such shares shall not be Registrable Securities. Notwithstanding anything herein to the contrary, for purposes of Sections 4.1, 4.2 and 4.3(a) and (b), the term “Registrable Securities” shall only include those Registrable Securities for which the Transfer restriction applicable to such Registrable Securities, as set forth in Section 3.1 hereof, has expired, and for purposes of Section 4.3(c), the term “Registrable Securities” shall mean all Registrable Securities irrespective of the Transfer restrctions set forth in Section 3.1.

“Registrable Securityholders” means, for so long as any such Person holds Registrable Securities, collectively, (i) the Founders, (ii) the Company Preferred Shareholders, (iii) the Company Common Shareholders, and (iv) Persons who or which have acquired shares of Registrable Securities from, and are Permitted Transferees of, any of the Persons referred to in clauses (i), (ii) and (iii) or their Permitted Transferees (or any combination of the foregoing).

“Registrable Securityholders Indemnified Party” has the meaning set forth in Section 6.1.

“Registration Statement” means a registration statement filed by Parent with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Required Holders” means the Company Preferred Shareholders that own Common Stock with a RH Fair Market Value of at least $10,000,000, in the aggregate; provided, however, that, notwithstanding anything herein to the contrary, a majority-in-interest (based on the relative number of Registrable Securities held by each of them) of the Company Preferred Shareholders listed on Schedule IV hereto shall be entitled to at least one Company Preferred Shareholder Demand Registration pursuant to Section 4.1(b) hereof.

“RH Fair Market Value” means the average closing price of a share of the Common Stock as reported on the principal exchange, electronic trading network or recognized quotation system on which the Common Stock is then listed or quoted over the ten (10) most recent trading days; provided, that, in the event the shares are not listed for trading on an exchange or quoted on an electronic trading network or recognized quotation system, the RH Fair Market Value shall be determined in good faith by the Board, subject to reasonable and customary appraisal rights of the Company Preferred Shareholders.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Second Target” has the meaning set forth in Section 2.8(d) of the Merger Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Series B Purchase Agreement” means the Stock Purchase Agreement dated as of March 12, 2009, by and among the Company and the Company Preferred Shareholders.

“Stock Escrow Agreement” means the Stock Escrow Agreement, dated as of January 11, 2008, by and among Parent, certain of the Founders and Continental Stock Transfer & Trust Company.

“Subscription Agreement” means the Subscription Agreements, in the form filed as an exhibit to Parent’s Registration Statement on Form S-1 (File No. 333-145759), among Polaris, Graubard Miller and each of the Founders.

“Suspension Notice” has the meaning set forth in Section 5.1(c).

“Third Target” has the meaning set forth in Section 2.8(e) of the Merger Agreement.

“Trading Market” shall mean whichever of the New York Stock Exchange, the New York Stock Exchange Alternext, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, or in each case, any successor market, the Common Stock is listed or quoted on for trading on the date in question.

“Transfer” means to (a) directly or indirectly offer, sell, contract to sell, exchange, pledge or otherwise dispose of any Common Stock or other equity securities of Parent, (b) enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, of Common Stock or other equity securities of Parent (including the filing or participation in the filing of a Registration Statement with the Commission), or (c) establish or increase a put equivalent position or liquidate or decrease a call equivalent position relating to Common Stock or other equity securities of Parent within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. “Transferred” and “Transferee” each have a correlative meaning.

“Unaffiliated Directors” means an “independent” director as defined in the applicable stock exchange rules who has not had, for the preceding two years, a material relationship with Apollo Global Management, LLC or its Affiliates.

“Underwriter” or “Underwriters” means a securities dealer or dealers who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s or dealers’ market-making activities.

“Underwritten Offering” means a sale of securities of Parent to an Underwriter or Underwriters for reoffering to the public.

“Warrant Escrow Agreement” means the Warrant Escrow Agreement, dated as of January 11, 2008, by and among Parent, certain of the Founders and Continental Stock Transfer & Trust Company.

ARTICLE II

BOARD RIGHTS; MANAGEMENT ARRANGEMENTS

Section 2.1 Board of Directors. Simultaneously with the Closing, Parent shall take all necessary actions within its control, in order to cause:

(a) Authorized Number. The number of directors serving on the Board to be nine (9).

(b) Members. The election to the Board of the following persons: (i) Jeffrey A. Leddy, Andrew D. Africk, Matthew H. Nord, Aaron Stone, Steven Martinez and Warren Lieberfarb, each of whom was designated by Apollo (each, an “Apollo Designee”), (ii) Marc V. Byron, who was designated by the Board, and (iii) Andrew P. Hines and Mark Van Stekelenburg, each of whom was mutually designated by the Board together with Apollo.

Section 2.2 Founder Replacement Director. In the event of the death, disability, disqualification, resignation or removal of Marc Byron or his failure to be elected prior to the expiration of the Escrow Period, Parent shall nominate for election to the Board a replacement (the “Founder Replacement Director”) identified by a Majority-in-interest of the Founders, who shall be entitled to serve until the expiration of the Escrow Period. In the event of the death, disability, disqualification, resignation or removal of the Founder Replacement Director prior to the expiration of the Escrow Period, a new Founder Replacement Director shall be identified by a Majority-in-interest of the Founders, who shall be entitled to serve until the expiration of the Escrow Period. Such Founder Replacement Director must meet all applicable requirements or qualifications under applicable law, stock exchange rules and Parent’s organizational documents to be a member of the Board. Nothing herein shall be deemed to require that any party hereto, or any Affiliate thereof, act or be in violation of any applicable provision of law, legal duty or requirement, or stock exchange or stock market rule.

Section 2.3 Apollo Replacement Director. In the event of the death, disability, disqualification, resignation or removal of any Apollo Designee or failure of any Apollo Designee to be elected prior to the expiration of the Escrow Period, Apollo shall nominate for election to the Board a replacement (the “Apollo Replacement Director”) identified by Apollo, who shall be entitled to serve until the expiration of the Escrow Period. In the event of the death, disability, disqualification, resignation or removal of the Apollo Replacement Director prior to the expiration of the Escrow Period, a new Apollo Replacement Director shall be identified by Apollo, who shall be entitled to serve until the expiration of the Escrow Period. Such Apollo Replacement Director shall meet any applicable requirements or qualifications under applicable law, stock exchange rules and Parent’s organizational documents to be a member of the Board. Nothing herein shall be deemed to require that any party hereto, or any Affiliate thereof, act or be in violation of any applicable provision of law, legal duty or requirement, or stock exchange or stock market rule.

Section 2.4 Termination of Director Appointment Right. Apollo shall vote all shares of Common Stock held of record or beneficially owned by Apollo, but only to the extent it exercises voting power with respect to such shares (the “Apollo Voting Shares”) in favor of Marc Byron or the Founder Replacement Director nominated by Parent until the earlier of (i) the termination of the Escrow Period and (ii) the date when the Founders hold less than fifty percent (50%) of the outstanding shares of Common Stock held by the Founders at the Closing.

Section 2.5 Unaffiliated Director. Apollo shall vote the Apollo Voting Shares such that, for the duration of the Escrow Period, the Board shall at all times include Marc Byron or the Founder Replacement Director or, if no such person is still a member of the Board, at least one Unaffiliated Director.

Section 2.6 Company Preferred Shareholders. The provisions of this Article II do not apply to the Company Preferred Shareholders, the Company Common Shareholders (other than Apollo) or the Founders, except with respect to the right of the Founders to identify Founder Replacement Directors pursuant to Section 2.2.

Section 2.7 Voting Rights. Notwithstanding anything herein to the contrary, the agreements, rights and obligations set forth in this Article II are between Parent and Apollo and, separately, between Parent and the Founders.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1 Company Common Shareholders Transfer Restrictions.

(a) Each Company Common Shareholder agrees not to Transfer any Common Transaction Shares or Converted Option Shares underlying Converted Options, in each case for twenty-four (24) months following the Closing, except (i) by gift to a member of such Company Common Shareholder’s immediate family or to a trust, the beneficiary of which is such Company Common Shareholder or a member of such Company Common Shareholder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of such Company Common Shareholder, (iii) to an Affiliate or (iv) pursuant to a qualified relations order; provided, however, that such permissive transfers shall be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement in accordance with Section 9.9 hereof (the “Permitted Company Common Shareholder Transferees”).

(b) Each Company Common Shareholder agrees not to Transfer any Common Escrowed Earnout Shares or Converted Option Shares underlying Earnout Options until (i) with respect to such shares released from escrow upon, the achievement of the First Target between the first and second anniversaries (including on the second anniversary) of the Closing Date, twelve (12) months following the distribution to Company Common Shareholders of such shares from escrow and (ii) with respect to such shares released from escrow upon the achievement of the First Target after the second anniversary of the Closing Date, the Second Target and Third Target, the earlier of (x) six (6) months following the distribution to Company Common Shareholders of such shares from escrow or (y) the fifth anniversary of the Closing Date; provided, however, that, subject to compliance with Section 9.9 hereof, Company Common Shareholders may Transfer any Common Escrowed Earnout Shares or Converted Option Shares underlying Earnout Options to Permitted Company Common Shareholder Transferees without restriction at any time.

Section 3.2 Company Preferred Shareholders Transfer Restrictions.

(a) Subject to Section 3.2(b), each Company Preferred Shareholder agrees not to Transfer any Preferred Transaction Shares for six (6) months following the Closing,

except (i) by gift to a member of such Company Preferred Shareholder’s immediate family or to a trust, the beneficiary of which is such Company Preferred Shareholder or a member of such Company Preferred Shareholder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of such Company Preferred Shareholders, (iii) to an Affiliate or (iv) pursuant to a qualified relations order; provided, however, that such permissive transfers shall be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement in accordance with Section 9.9 hereof (the “Permitted Company Preferred Shareholder Transferees” and together with the Permitted Company Common Shareholder Transferees and Permitted Founder Transferees, the “Permitted Transferees”).

(b) Parent shall promptly provide notice to each Company Preferred Shareholder of any discretionary waiver or early termination of the Transfer restrictions of any Company Common Shareholder, Founder or officer or director of Parent and cause each Company Preferred Shareholder to receive, on a proportionate basis, the benefit of any such waiver or termination.

Section 3.3 Founder Transfer Restrictions.

(a) Each Founder agrees not to Transfer any Founder Shares for twelve (12) months following the Closing, except (i) by gift to a member of the Founder’s immediate family or to a trust, the beneficiary of which is a Founder or a member of a Founder immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Founder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers shall be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement, in accordance with Section 9.9 hereof, and the Stock Escrow Agreement (the “Permitted Founder Earnout Shares Transferees”).

(b) Each Founder agrees not to Transfer any Founder Warrant for forty-five (45) days following the Closing, except (i) upon the dissolution and liquidation of a Founder and the distribution of assets to its members; (ii) by gift to a immediate family member of a Founder’s members or to a trust, the beneficiary of which is a member of the Founder or a member of the immediate family of the Founder members, (iii) by virtue of the laws of descent and distribution upon death of any member of a Founder, or (iv) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement, in accordance with Section 9.9 hereof, and of the Subscription Agreement signed by the Founder (the “Permitted Founder Warrant Transferees” and, together with the Permitted Founder Earnout Shares Transferees, the “Permitted Founder Transferees”).

(c) Each Founder agrees not to Transfer any Escrowed Sponsor Earnout Shares until (i) with respect to such shares released from escrow upon the achievement of the First Target between the first and second anniversaries (including the second anniversary) of the Closing Date, twelve (12) months following the distribution to the Founders of such shares from escrow and (ii) with respect to such shares released from escrow upon the achievement of the First Target after the second anniversary of the Closing Date, the earlier of (x) six (6) months following the distribution to the Founders of such shares from escrow or (y) the fifth anniversary of the Closing Date; provided, however, that, subject to compliance with Section 9.9 hereof, Founders may Transfer any Escrowed Sponsor Earnout Shares to Permitted Founder Transferees without restriction at any time.

Section 3.4 Voting of Escrowed Shares.

(a) Voting of Escrowed Earnout Shares. For any matters brought to a vote of the stockholders of Parent during such time when any Escrowed Earnout Shares or Escrowed Sponsor Earnout Shares remain in escrow, each Company Common Shareholder, Company Preferred Shareholders and Founder shall be entitled to vote such Escrowed Earnout Shares without restriction (provided that the Apollo Voting Shares shall be subject to the voting provisions of Article II hereof).

(b) Voting of Escrowed Indemnity Shares. The Company Common Shareholders may vote the Escrowed Indemnity Shares without restriction.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1 Demand Registration.

(a) Request by the Company Common Shareholders. At any time following the expiration of the time period for the applicable Transfer restriction set forth in Section 3.1 hereof, but in no event less than 24 months from the Closing, a Majority-in-interest of the Company Common Shareholders (including any Permitted Company Common Shareholders Transferees) may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities (a “Company Common Shareholder Demand Registration”). Any Company Common Shareholder Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Parent will notify all other Registrable Securityholders of the demand, and each Company Common Shareholder who wishes to include all or a portion of such holder’s Registrable Securities in the Company Common Shareholder Demand Registration (each such holder including shares of Registrable Securities in such Registration, a “Company Common Shareholder Demand Participant”) shall so notify Parent within fifteen (15) Business Days after the receipt by the Company Common Shareholders of the notice from Parent. Upon any such request, the Company Common Shareholder Demand Participants shall be entitled to have their Registrable Securities included in the Company Common Shareholder Demand Registration, subject to Section 4.1(f) and the provisos set forth in Section 5.1(a); provided, however, Parent shall not be obligated to effect (i) more than four (4) Company Common Shareholder Demand Registrations pursuant to this Section 4.1(a) or (ii) any Company Common Shareholder Demand Registration pursuant to this Section 4.1(a) if the value of the Registrable Securities that the Company Common Shareholders propose to sell in their demand for a Company Common Shareholder Demand Registration is less than $20,000,000; provided, further, that Registrable Securityholders may not demand that Parent include in any Company Common Shareholder Demand Registration any Registrable Securities that are Registered pursuant to an effective Registration Statement.

(b) Request by the Company Preferred Shareholders. At any time following the expiration of the time period for the applicable Transfer restriction set forth in Section 3.2 hereof, but in no event less than six (6) months from the Closing, the Required Holders may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities (a “Company Preferred Shareholder Demand Registration”). Any Company Preferred Shareholder Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Parent will notify all other Company Preferred Shareholders of the demand, and each Company Preferred Shareholder who wishes to include all or a portion of such holder’s Registrable Securities in the Company Preferred Shareholder Demand Registration (each such holder including shares of Registrable Securities in such Registration, a “Company Preferred Shareholder Demand Participant”) shall so notify Parent within fifteen (15) Business Days after the receipt by the Company Preferred Shareholders of the notice from Parent. Upon any such request, the Company Preferred Shareholder Demand Participants shall be entitled to have their Registrable Securities included in the Company Preferred Shareholder Demand Registration, subject to Section 4.1(f) and the provisos set forth in Section 5.1(a); provided, however, Parent shall not be obligated to effect more than two (2) Company Preferred Shareholder Demand Registrations pursuant to this Section 4.1(b); provided, further, that Registrable Securityholders may not demand that Parent include in any Company Preferred Shareholder Demand Registration any Registrable Securities that are Registered pursuant to an effective Registration Statement.

(c) Request by the Founders. At any time following the expiration of the time period for the applicable Transfer restriction set forth in Section 3.3 hereof, a Majority-in-interest of the Founders (including Permitted Founder Transferees) may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities that are not subject to the Transfer restrictions set forth in Section 3.3 hereof (a “Founder Demand Registration”). Any demand for a Founder Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Parent shall notify all other Founders of the demand, and each Founder who wishes to include all or a portion of such holder’s Registrable Securities in the Founder Demand Registration (each such holder including shares of Registrable Securities in such Registration, a “Founder Demand Participant”) shall so notify Parent within fifteen (15) Business Days after the receipt by the Founders of the notice from Parent. Upon any such request, the Founder Demand Participants shall be entitled to have their Registrable Securities included in the Founder Demand Registration, subject to Section 4.1(f) and the provisos set forth in Section 5.1(a); provided, however, Parent shall not be obligated to effect (i) more than two (2) Founder Demand Registrations pursuant to this Section 4.1(c) or (ii) any Founder Demand Registration pursuant to this Section 4.1(c) if the value of the Registrable Securities that the Founders propose to sell in their demand for a Founder Demand Registration is less than $2,000,000; provided, further, that Registrable Securityholders may not demand that Parent include in any Founder Demand Registration any Registrable Securities that are Registered pursuant to an effective Registration Statement.

(d) Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and Parent has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to such Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) Demanding Party thereafter elects to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement pursuant to this Section 4.1 until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

(e) Fully Marketed Underwritten Offering.

(i) Initiated by the Company Common Shareholders. If after twenty (24) months following the Closing Date, a Majority-in-interest of the Company Common Shareholders so elect, and such holders so advise Parent as part of a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a Fully Marketed Underwritten Offering; provided, however, Parent shall not be obligated (x) to effect more than one (1) such Fully Marketed Underwritten Offering pursuant to this Section 4.1(e)(i) or (y) to effect such a Fully Marketed Underwritten Offering if the value of the Registrable Securities related to such Demand Registration is less than $20,000,000. If a Majority-in-interest of the Company Common Shareholders request a Fully Marketed Underwritten Offering, Parent shall cause there to occur Full Cooperation in connection therewith. Subject to Section 5.1(g), all Registrable Securityholders proposing to distribute their securities through such Fully Marketed Underwritten Offering shall (A) enter into an underwriting agreement in customary form with the Underwriter(s) selected for such underwriting by mutual agreement between a Majority-in-interest of the Company Common Shareholders and Parent, subject to such each parties acting reasonably, and (B) if requested by the lead managing underwriter, enter into a customary lock-up agreement not to exceed 90 days (a “Lock-up Agreement”), with respect to any Registrable Securities not included in the Fully Marketed Underwritten Offering. The right of any Registrable Securityholder to include its Registrable Securities in such Registration shall be conditioned upon such Registrable Securityholder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein.

(ii) Initiated by Founders. If after twenty (24) months following the Closing Date, a Majority-in-interest of the Founders so elect, and the Founders so advise Parent as part of a Founder Demand Registration, the offering of such Registrable Securities pursuant to such Founders Demand Registration shall be in the form of a Fully Marketed Underwritten Offering; provided, however, Parent shall not be obligated (x) to effect more than one (1) such Fully Marketed Underwritten Offering pursuant to this Section 4.1(e)(ii) or (y) to effect such a Fully Marketed Underwritten Offering if the value of the Registrable Securities related to such Founder Demand Registration is less than $20,000,000. If a Majority-in-interest of the Founders request a Fully Marketed

Underwritten Offering, Parent shall cause there to occur Full Cooperation in connection therewith. Subject to Section 5.1(g), all Registrable Securityholders proposing to distribute their securities through such Fully Marketed Underwritten Offering shall (A) enter into an underwriting agreement in customary form with the Underwriter(s) selected for such underwriting by mutual agreement between a Majority-in-interest of the Founders and Parent, subject to such each parties acting reasonably, and (B) if requested by the lead managing underwriter, enter into a Lock-up Agreement with respect to any Registrable Securities not included in the Fully Marketed Underwritten Offering. The right of any Registrable Securityholder to include its Registrable Securities in such Registration shall be conditioned upon such Registrable Securityholder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein.

(iii) Initiated by Company Preferred Shareholders. If after twelve (12) months following the Closing Date, the Required Holders so elect, and the Required Holders so advise Parent as part of a Company Preferred Shareholder Demand Registration, the offering of such Registrable Securities pursuant to such Company Preferred Shareholder Demand Registration shall be in the form of a Fully Marketed Underwritten Offering. If the Required Holders request a Fully Marketed Underwritten Offering, Parent shall cause there to occur Full Cooperation in connection therewith. Subject to Section 5.1(g), all Registrable Securityholders proposing to distribute their securities through such Fully Marketed Underwritten Offering shall (A) enter into an underwriting agreement in customary form with the Underwriter(s) selected for such underwriting by mutual agreement between the Required Holders participating in the Fully Marketed Underwritten Offering and Parent, subject to such each parties acting reasonably, and (B) if requested by the lead managing underwriter, enter into a Lock-up Agreement with respect to any Registrable Securities not included in the Fully Marketed Underwritten Offering. The right of any Registrable Securityholder to include its Registrable Securities in such Registration shall be conditioned upon such Registrable Securityholder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein.

(f) Reduction of Offering. If the managing Underwriter(s) for a Demand Registration that is to be an Underwritten Offering advises Parent and the Demanding Party in good faith and in writing that the dollar amount or number of shares of Registrable Securities that the Demanding Party desires to sell, taken together with all other shares of Common Stock or other equity securities that Parent desires to sell and the shares of Common Stock or other equity securities, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of Parent, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then Parent shall include in such Registration, subject to Section 4.1(f)(ii), (u) first, the Registrable Securities as to which Demand

Registration has been requested by the Demanding Party, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (v) then, if the Demand Registration has not been issued pursuant to 4.1(b), to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (u), the Registrable Securities, as to which Registration has been requested pursuant to Section 4.2(a) by the Company Preferred Shareholders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (w) then, if the Demand Registration has not been issued pursuant to 4.1(a), to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (u) and (v), the Registrable Securities, as to which Registration has been requested pursuant to Section 4.2(a) by the Company Common Shareholders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (x) then, if the Demand Registration has not been issued pursuant to 4.1(c), to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (u), (v) and (w), the Registrable Securities, as to which Registration has been requested pursuant to Section 4.2(a) by the Founders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (y) then, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (u), (v), (w) and (x), the shares of Common Stock or other equity securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; and (z) then, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (u), (v), (w), (x) and (y), the shares of Common Stock or other equity securities for the account of other stockholders of Parent that Parent is obligated to register pursuant to written contractual arrangements with such stockholders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares

(i) Parent shall give written notice of any proposed adjustment to the Registrable Securities included in any Registration Demand pursuant to Section 4.1(f) to the holders of Registrable Securities include in such Registration Demand as soon as practicable, but in no event less than three (3) Business Days before the anticipated filing date, which notice shall describe the amounts and type of adjustments to the securities included in such Registration.

(ii) Any of the parties, among the Majority-in-interest of the Company Common Shareholders, the Required Holders and the Majority-in-interest of the Founders, electing to include any of their Registrable Securities in a Piggy-Back Registration pursuant to Section 4.2(a), may, to the extent that such party may make a Demand Registration pursuant to this Section 4.1, within one (1) Business Day of receiving notice of any reduction in the amount of such parties Registrable Securities in a Piggy-Back Registration pursuant to this Section 4.1(f), elect to have their request to be included in a Piggy-Back Registration deemed to be converted into a Demand Registration made by such party made pursuant to this Section 4.1 (“Converting Party”). The Registrable Securities that the Converting Party has requested to be included the Demand Registration pursuant to Section 4.2(a) shall be included Pro Rata with the Registrable Securities as to which Demand Registration has be requested for the purpose of Section 4.2(f), provided, however, that in the event a party elects to have their request to be included in a Piggy-Back Registration pursuant deemed to be converted into a Demand Registration, such an election shall be counted as a Demand Registration for such party pursuant to this Section 4.1, subject to Section 4.1(d).

(g) Withdrawal. If a Majority-in-interest of the Demand Participants disapproves of the terms of any underwriting or is not entitled to include all of their Registrable Securities in any offering, such a Majority-in-interest of the Demand Participants may elect to withdraw from such offering by giving written notice to Parent and the Underwriter(s) of their request to withdraw prior to the effectiveness of the applicable Registration Statement in accordance with Section 4.1(d). If such a Majority-in-interest of the Demand Participants withdraws from a proposed offering relating to a Demand Registration, then such Registration shall not count as a Demand Registration. Notwithstanding any such withdrawal, Parent shall pay all expenses incurred by the Registrable Securityholders in connection with such Demand Registration as provided in Section 5.3.

Section 4.2 Piggy-Back Registration.

(a) Piggy-Back Rights. Subject to the expiration of the time period for the applicable Transfer restrictions set forth Section 3.1 hereof, if at any time on or after the Closing, Parent proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock or other equity securities for its own account or for the accounts of any Registrable Securityholders (including, without limitation, pursuant to Section 4.1), other than (i) a Registration Statement filed on Form S-8 or otherwise in connection with any employee stock option or other benefit plan, (ii) a Registration Statement filed on Form S-4 or otherwise for an exchange offer or offering of securities solely to Parent’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of Parent, including Common Stock, (iv) for a dividend reinvestment plan, or (v) in the case of the Company Common Shareholders and the Founders, for a Registration initiated by or on behalf of the Company Preferred Shareholders pursuant to Section 4.3(c), then Parent shall (x) give written notice of such proposed filing to the Registrable Securityholders as soon as practicable, but in no event less than fifteen (15) Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, of the offering and (y) offer to the Registrable Securityholders in such notice the opportunity to Register the sale of such number of shares of Registrable Securities as such holders may request in writing within ten (10) Business Days following receipt of such notice (a “Piggy-Back Registration”). Parent shall cause such Registrable Securities to be included in such Registration and shall use its reasonable best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggy Back Registration on the same terms and conditions as any similar securities of Parent and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Registrable Securityholders proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter(s) shall (i) enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Piggy-Back Registration and (ii) if requested, enter into a Lock-up Agreement with respect to any Registrable Securities not included in the Piggy-Back Registration.

(b) Reduction of Offering. If the managing Underwriter(s) for a Piggy-Back Registration that is to be an Underwritten Offering advises in good faith Parent and the Registrable Securityholders in writing that the dollar amount or number of shares of Common Stock or other equity securities that Parent desires to sell, taken together the Registrable Securities as to which Registration has been requested pursuant this Section 4.2, and the shares of Common Stock or other equity securities, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of Parent, exceeds the Maximum Number of Shares, then Parent shall include in any such Registration:

(i) If the Registration is undertaken for Parent’s account: (v) first, the shares of Common Stock or other equity securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; (w) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (v), the shares of Common Stock or other equity securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to this Section 4.2 by the Company Preferred Shareholders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (x) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (v) and (w), the shares of Common Stock or other equity securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to this Section 4.2 by the Company Common Shareholders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (y) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (v), (w) and (x), the shares of Common Stock or other equity securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to this Section 4.2 by the Founders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (z) fifth, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (v), (w), (x) and (y), the shares of Common Stock or other equity securities for the account of other stockholders that Parent is obligated to register pursuant to written contractual piggy-back registration rights with such stockholders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares;

(ii) If the Registration is a “demand” Registration undertaken at the demand of stockholders of Parent other than the Registrable Securityholders: (u) first, the shares of Common Stock or other equity securities for the account of the demanding stockholders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (v) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (u), the shares of Common Stock or other equity securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to this Section 4.2 by the Company Preferred Shareholders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (w) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (u) and (v), the shares of Common Stock or other equity securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to this Section 4.2 by the Company Common Shareholders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (x) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (u), (v) and (w), the shares of Common Stock or other equity securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to this Section 4.2 by the Founders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (y) fifth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (u), (v), (w) and (x), the shares of Common Stock or other equity securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; and (z) sixth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (u), (v), (w), (x) and (y), the shares of Common Stock or other equity securities for the account of other stockholders of Parent that Parent is obligated to register pursuant to written contractual arrangements with such stockholders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; or

(iii) If the Registration is a Demand Registration, the shares required to be included pursuant to Section 4.1(f) hereof.

(c) Withdrawal. Any Registrable Securityholder may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Parent of such request to withdraw prior to the effectiveness of the Registration Statement in accordance with Section 4.1(d). Parent (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, Parent shall pay all expenses incurred by the Registrable Securityholders in connection with such Piggy-Back Registration as provided in Section 5.3.

Section 4.3 Registrations Pursuant to Rule 415.

(a) Request for Registrations on Form S-3 by the Company Common Shareholders. At any time and from time to time after such time as Parent is eligible to file a Registration Statement on Form S-3 covering the resale of securities and following the expiration of the time period for the applicable Transfer restriction set forth in Section 3.1 hereof, a Majority-in-interest of the Company Common Shareholders (including any Permitted Company Common Shareholder Transferees) may demand in writing that Parent register the resale of any or all of such Registrable Securities on Form S-3; provided, however, that Parent shall not be obligated to effect such request through an Underwritten Offering. Upon receipt of such written request, Parent will promptly give written notice of the proposed Registration to all Registrable Securityholders, and, as soon as practicable thereafter, effect the Registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities, if any, of any other Registrable Securityholders joining in such request as are specified in a written request given within fifteen (15) Business Days after receipt of such written notice from Parent; provided, however, that

Parent shall not be obligated to effect any such Registration pursuant to this Section 4.3(a): (i) if Form S-3 is not available for such Registration or (ii) if the value of the Registrable Securities that a Majority-in-interest of the Company Common Shareholders (including any Permitted Company Common Shareholder Transferee) propose to sell in their demand pursuant to this Section 4.3(a) is less than $20,000,000; provided, further, that Company Common Shareholders may not demand Parent register the resale on Form S-3 of any Registrable Securities that are Registered on an effective Registration Statement. Registrations effected pursuant to this Section 4.3(a) shall not be counted as Demand Registrations effected pursuant to Section 4.1. Parent shall not be obligated to effect more than four (4) Registrations pursuant to this Section 4.3(a).

(b) Request for Registrations on Form S-3 by the Founders. At any time and from time to time after such time as Parent is eligible to file a Registration Statement on Form S-3 covering the resale of securities and following the expiration of the time period for the applicable Transfer restriction set forth in Section 3.2 hereof, a Majority-in-interest of the Founders (including any Permitted Founders Transferees) may demand in writing that Parent register the resale of any or all of such Registrable Securities on Form S-3; provided, however, that Parent shall not be obligated to effect such request through an Underwritten Offering. Upon receipt of such written request, Parent will promptly give written notice of the proposed Registration to all Registrable Securityholders, and, as soon as practicable thereafter, effect the Registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other equity securities of Parent, if any, of any other Registrable Securityholders joining in such request as are specified in a written request given within fifteen (15) Business Days after receipt of such written notice from Parent; provided, however, that Parent shall not be obligated to effect any such Registration pursuant to this Section 4.3(c): (i) if Form S-3 is not available for Registration or (ii) if the value of the Registrable Securities that a Majority-in-interest of Founders (or any Permitted Founders Transferees) propose to sell in their demand for a Founder Demand Registration is less than $2,000,000; provided, further, that Founders may not demand Parent register the resale on Form S-3 of any Registrable Securities that are Registered on an effective Registration Statement. Registrations effected pursuant to this Section 4.3(c) shall not be counted as Demand Registrations effected pursuant to Section 4.1. Parent shall not be obligated to effect more than two (2) Registrations pursuant to this Section 4.3(c).

(c) Registrations of Company Preferred Shareholders’ Common Stock.

(i) Registration Statement. Following the Closing, Parent shall (x) file a Registration Statement on Form S-3 or such other form under the Securities Act then available to Parent providing for the resale pursuant to Rule 415 from time to time of all Registrable Securities held by the Company Preferred Shareholders (or Permitted Company Preferred Shareholder Transferees), (y) cause such Registration Statement to be declared effective by the Commission on or prior to the date that is six (6) months after the Closing (the “Effectiveness Deadline”) and (z) have such Registrable Securities listed for trading on Parent’s primary exchange (to the extent the Parent is permitted to do so under applicable listing requirements and guidelines). If Parent initially files a Registration Statement using a form other than Form S-3 and Parent thereafter becomes eligible to file Form S-3, Parent may file a Form S-3 with respect to the Registrable Securities Registered on the effective Registration Statement.

(ii) Failure to File or Cause to Become Effective. If Parent fails to comply with the provisions of Section 4.3(c)(i)(y) (an “Effectiveness Failure”), then within three (3) Business Days following the Effectiveness Deadline and on the last Business Day of each thirty (30) day period thereafter, until such time as such Registration Statement registering the resale of all Registrable Securities held by the Company Preferred Shareholders (including any Permitted Company Preferred Shareholders Transferees) is declared effective and such Registrable Securities are listed for trading on Parent’s primary exchange (to the extent the Parent is permitted to do so under applicable listing requirements and guidelines), Parent shall pay to each Company Preferred Shareholder (including any Permitted Company Preferred Shareholder Transferees), an amount, at the option of Parent in cash and/or additional shares of Common Stock (based on the Fair Market Value thereof), equal to (a) one percent (1%) of the Fair Market Value of one (1) share of Common Stock, multiplied by (b) the number of shares of Registrable Securities held by such Company Preferred Shareholder, further multiplied by, if applicable, by (c) a fraction, the numerator of which is the number of days which have elapsed during such thirty (30) day period, and the denominator of which is thirty (30). Parent shall not be required to effect a shelf takedown through an Underwritten Offering. Notwithstanding anything herein to the contrary, no penalty will result solely from a failure to have such Registrable Securities listed for trading on an exchange to the extent that Parent is not permitted to do so under applicable listing requirements and guidelines.

ARTICLE V

REGISTRATION PROCEDURES

Section 5.1 Filings; Information. Whenever Parent is required to effect the Registration of any Registrable Securities pursuant to Article IV, Parent shall use its reasonable best efforts to effect the Registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a) Filing Registration Statement. Parent shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 4.1, prepare and file with the Commission a Registration Statement on any form for which Parent then qualifies or that counsel for Parent shall deem appropriate and which form shall be available for the resale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become and remain effective for the period required by Section 5.1(c); provided, however, Parent may postpone the filing or the effectiveness of any Registration Statement other than the Registration Statement filed pursuant to Section 4.3(c) if, based on the good faith judgment of Parent’s Board, such postponement is necessary in order to avoid premature disclosure of a matter the Board has determined would not be in the best interest of Parent to be disclosed at such time. The Company shall provide written notice to the Registrable Securityholders requesting registration of Registrable Securities of any postponement of the filing or effectiveness of a Registration Statement pursuant to this Section 5.1(a). Parent may defer the filing or effectiveness of a Registration Statement pursuant to this Section 5.1(a) only once during any 180-day period in respect of a Demand Registration hereunder. Notwithstanding the provisions of this Section 5.1(a), Parent may not postpone the filing or effectiveness of a Registration Statement in respect of a Demand Registration past the date that is the earliest of (a) the date upon which any disclosure of a matter the Board has determined would not be in the best interest of Parent to be disclosed is disclosed to the public or ceases to be material, (b) thirty (30) days after the date upon which the Board has determined such matter should not be disclosed and (c) such date that, if such postponement continued, would result in there being more than 45 days in the aggregate in any 12-month period during which the filing or effectiveness of one or more Registration Statements has been so postponed. The period during which filing or effectiveness is so postponed hereunder is referred to as a “Delay Period.”

(b) Copies. Subject to prior receipt by Parent from such Registrable Securityholders of any confidentiality agreement as Parent may reasonably request, Parent shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Registrable Securityholders included in such Registration, and, if requested in writing by any Registrable Securityholder, such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Registrable Securityholders included in such Registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders and such Registrable Securityholders included in such Registration shall have the opportunity to review and comment on such Registration Statement or prospectus, or any amendment or supplement thereto. Parent shall make available to the Registrable Securityholders included in a Registration each letter written by or on behalf of Parent to the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement.

(c) Effectiveness Period. After any Registration Statement filed pursuant to Section 4.1 or 4.3 hereof has become effective, and subject to any Blackout Periods, Parent shall use its reasonable best efforts to keep such Registration Statement effective until all of the Registrable Securities covered by such Registration Statement have been withdrawn or sold pursuant to such Registration Statement in accordance with the plan of distribution set forth therein (the “Effectiveness Period”). Parent shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act for the Effectiveness Period.

(d) Notification. After the filing of a Registration Statement and any amendment or supplement thereto, Parent shall promptly, and in no event more than two (2) Business Days after such filing, notify the Registrable Securityholders included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and Parent shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for (x) any amendment or supplement to such Registration Statement or any prospectus relating thereto or (y) a Suspension Notice.

(e) Blackout Periods. Upon the happening of any event as a result of which the prospectus included in a Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), Parent shall promptly notify each Registrable Securityholder included in such Registration Statement and each such Registrable Securityholder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement for a reasonable length of time not to exceed 10 days (30 days in the case of an event described in Section 5.1(a)) until such Registrable Securityholder is advised in writing by Parent that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus as contemplated by Section 5.1(c) hereof (a “Blackout Period”); provided, however, that such postponement of sales of Registrable Securities by such Registrable Securityholder shall not exceed forty-five (45) days in the aggregate in any 12-month period. In any event, Parent shall not be entitled to deliver more than a total of three (3) Suspension Notices or notices of any Delay Period in any 12-month period.

(f) Securities Laws Compliance. Parent shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions (domestic or foreign) as the Registrable Securityholders included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of Parent and do any and all other acts and things that may be necessary or advisable to enable the Registrable Securityholders included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Parent shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction. Parent represents and warrants that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that Parent makes no representation or warranty with respect to information furnished to Parent by or on behalf of a Registrable Securityholder, any other security holder or any underwriters specifically for use therein).

(g) Agreements for Disposition. Parent shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of Parent in any underwriting agreement which are made to or for the benefit of any Underwriter(s), to the extent applicable, shall also be made to and for the benefit of the Registrable Securityholders included in such Registration Statement. No Registrable Securityholder included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to the valid existence of such Registrable Securityholder, such Registrable Securityholder’s title to such Registrable Securities and the truth and accuracy of any information provided in writing by such Registrable Securityholder for inclusion in the Registration Statement.

(h) Cooperation. The principal executive officer of Parent, the principal financial officer of Parent, the principal accounting officer of Parent and all other officers and members of the management of Parent shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriter(s), attorneys, accountants and the Registrable Securityholders included in such Registration Statement.

(i) Records. Parent shall make available for inspection by the Registrable Securityholders included in such Registration Statement, any Underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Registrable Securityholder included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of Parent, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Parent’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement, subject to prior receipt by Parent of any confidentiality agreements as Parent may reasonably request from such Registrable Securityholders, any attorney, accountant or other professional retained by such Registrable Securityholders or any Underwriter.

(j) Opinions and Comfort Letters. Parent shall furnish to each Registrable Securityholder included in any Registration Statement a copy of (i) any opinion of counsel to Parent delivered to any Underwriter and (ii) any comfort letter from Parent’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, Parent shall furnish to each Registrable Securityholder included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to Parent to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

(k) Earnings Statement. Parent shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, not later than March 31, 2010, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(l) Confidentiality. Parent will hold in confidence and will not make any disclosure of non-public information concerning any Registrable Securityholder unless (i) disclosure of such information is reasonably necessary to comply with federal or state securities laws, rules, statutes or regulations, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or other public filing by Parent, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or Governmental Authority of competent jurisdiction or is otherwise required by applicable law or legal process, or (iv) such Registrable Securityholder consents to the form and content of any such disclosure.

(m) Free Writing Prospectuses. The Registrable Securityholders shall not, and shall not permit any officer, manager, underwriter, broker or any other person acting on behalf of the Registrable Securityholders to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of Parent.

Section 5.2 Obligation to Suspend Distribution. Upon receipt of any Suspension Notice from Parent, or, in the case of a resale registration on Form S-3, or such other form under the Securities Act then available to Parent providing for resales pursuant to Rule 415, pursuant to Section 4.3 hereof, or upon any suspension by Parent, pursuant to a written insider trading compliance program adopted by the Board, of the ability of all “insiders” covered by such program to transact in Parent’s securities because of the existence of material non-public information, each Registrable Securityholder included in any Registration and, in the case of a suspension pursuant to a written insider trading program, each Registrable Securityholder included in any Registration who is an “insider,” shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities for a reasonable period of time not to exceed 15 days (and no more than 45 days in the aggregate over a 12 month period) until such holder receives notice that the supplemented or amended prospectus has been filed as contemplated by Section 5.1(d) or the restriction on the ability of “insiders” to transact in Parent’s securities is removed, as applicable, and, if so directed by Parent, each such holder will deliver to Parent all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 5.3 Registration Expenses. Parent shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 4.1, any Piggy-Back Registration pursuant to Section 4.2, any Registration on Form S-3 effected pursuant to Section 4.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration, qualification and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses (including expenses of printing stock certificates and prospectuses); (iv) Parent’s internal expenses

(including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 5.1(k); (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Parent and fees and expenses for independent certified public accountants retained by Parent (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 5.1(i)); (viii) the fees and expenses of any special experts retained by Parent in connection with such Registration; (ix) the reasonable fees and expenses of one legal counsel to the Registrable Securityholders included in such Registration (selected by, in the case of a Demand Registration, the Demanding Parties who initiated such registration, and in the case of a Piggyback Registration, Registrable Securityholders holding at least 51% of the Registrable Securities included therein), upon receipt by Parent of reasonably detailed supporting documentation, not to exceed $50,000; (x) transfer agent’s and registrar’s fees, (xi) cost of distributing Prospectuses in preliminary and final form as well as any supplements, thereto, (xii) escrow fees, if any, (xiii) messenger, word processing, duplicating, telephone and delivery expenses incurred by Parent, and (xiv) Securities Act liability insurance, if Parent purchases such insurance. Parent shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. The obligation of Parent to bear the expenses described in this Section 5.3 shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

Section 5.4 Information. The Registrable Securityholders shall provide such information as may reasonably be requested (based on the advice of counsel) by Parent, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Article IV hereof and in connection with Parent’s obligation to comply with federal and applicable state securities laws. At least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement, Parent shall notify each Registrable Securityholder of the information Parent requires from such holder if such holder elects to have any of its Registrable Securities included in such Registration Statement. Each Registrable Securityholder shall provide such information to Parent at least five (5) Business Days prior to the first anticipated filing date of such Registration Statement if such holder elects to have any of the Registrable Securities included in such Registration Statement.

Section 5.5 Additional Registration Procedures for the Company Preferred Shareholders. With respect to any Registration pursuant to Article IV of any Registrable Securities that are beneficially owned by Company Preferred Shareholders, Parent agrees as follows:

(a) use its reasonable best efforts to cause the listing and continuation of listing of all of the Registrable Securities covered by such Registration Statement on each Trading Market upon which any other securities of Parent of the same class or series are then listed or quoted;

(b) cooperate with any and all Company Preferred Shareholders who hold Registrable Securities being offered and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as such Company Preferred Shareholders or the managing underwriter(s), if any, may reasonably request and registered in such names as such Company Preferred Shareholders or managing underwriter(s), if any, may request;

(c) provide a transfer agent and registrar for all such Registrable Securities, and a CUSIP number for the Registrable Securities, not later than the effective date of such Registration Statement;

(d) if requested, cause to be delivered, immediately prior to the pricing of any underwritten offering, letters from Parent’s independent registered public accountants addressed to each underwriter stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with underwritten public offerings;

(e) in connection with any underwritten offering of Registrable Securities, cause the Company’s counsel to timely deliver to the transfer agent (to the extent applicable), the managing underwriter(s) and such Company Preferred Shareholders, an opinion and negative assurance letter, each in form and substance as is customarily given in connection with the registration and offering of equity securities;

(f) comply with all applicable laws related to such Registration Statement and offering and sale of securities covered by such Registration Statement and all applicable rules and regulations of Governmental Authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act);

(g) use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of such Registration Statement and, if such order is issued, to obtain the withdrawal of such order at the earliest practicable time, and Parent shall immediately notify all Company Preferred Shareholders and managing underwriter(s), if any, of the issuance of such order and the resolution thereof; and

(h) with respect to Section 4.3(c)(i) hereof, promptly respond to any and all comments received from the Commission, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the Commission as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.1 Indemnification by Parent. Parent agrees to indemnify and hold harmless to the fullest extent permitted by law each Company Common Shareholder, Company Preferred Shareholder, Founder, each other Registrable Securityholder, each of the foregoing’s respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a Company Common Shareholder, Company Preferred Shareholder, Founder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Registrable Securityholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages, liabilities or actions, whether joint or several, arising out of or based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by Parent of the Securities Act, the Exchange Act or other applicable federal, state, “blue sky” or common law or any rule or regulation promulgated thereunder applicable to Parent and relating to action or inaction required of Parent in connection with any such Registration. Parent shall promptly reimburse the Registrable Securityholders Indemnified Party for any legal and any other expenses reasonably incurred by such Registrable Securityholders Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that Parent will not be liable to any Registrable Securityholder Indemnified Party in any such case to the extent that any such expense, loss, judgment, claim, damage, liability or action arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in any such Registration Statement, any preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Parent, in writing, by such Registrable Securityholder Indemnified Party expressly for use therein. Parent also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 7.1.

Section 6.2 Indemnification by the Registrable Securityholders. Each selling Registrable Securityholder will, in the event that any Registration of any Registrable Securities held by such selling holder is being effected under the Securities Act pursuant to this Agreement, indemnify and hold harmless Parent, each of its directors and officers and each Underwriter, if any, and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, judgments, claims, damages, liabilities or actions, whether joint or several, insofar as such losses, judgments, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities

Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Parent by such selling holder expressly for use therein, and shall reimburse Parent, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, judgment, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder (after payment of any underwriting fees, discounts, commissions or taxes).

Section 6.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, judgment, claim, damage, liability or action in respect of which indemnity may be sought pursuant to Section 6.1 or 6.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, judgment, claim, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

Section 6.4 Contribution.

(a) If the indemnification provided for in the foregoing Sections 6.1, 6.2 and 6.3 is unavailable to any Indemnified Party in respect of any loss, judgment, claim, damage, liability or action referred to herein, then Parent (including, for this purpose, any contribution made by or on behalf of any officer of Parent who signed any relevant Registration Statement and any controlling person of Parent within the meaning of the Securities Act) and each Registrable Securityholder whose Registrable Securities are included in the relevant Registration Statement (including, for this purpose, any contribution made by or on behalf of such Registrable Securityholder, shall contribute to the loss, judgment, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Parent and the Registrable Securityholders in connection with the actions or omissions which resulted in such loss, judgment, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Parent or such Registrable Securityholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined Pro Rata or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6.4(a).

(c) The amount paid or payable by an Indemnified Party as a result of any loss, judgment, claim, damage, liability or action referred to in Section 6.4(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.4, no Registrable Securityholder shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities that gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. This Section 6.4 is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

ARTICLE VII

RULE 144 REPORTING

Section 7.1 Rule 144. Parent covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Registrable Securityholders may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. The foregoing shall in no way reduce the rights of Registrable

Securityholders hereunder relating to effect any registrations without limiting the foregoing, Parent agrees at its cost and expense to use its reasonable best efforts to: (i) make and keep available current public information about Parent in compliance with Rule 144(c) under the Securities Act; (ii) file with the Commission in a timely manner all reports and other documents the Company may be required to filed under the Exchange Act; and (iii) furnish to each Registrable Securityholder, promptly upon request, a written statement by Parent as to its compliance with the reporting requirements of the Exchange Act.

ARTICLE VIII

TERMINATION; MERGERS AND RECAPITALIZATIONS

Section 8.1 Termination. This Agreement shall terminate (a) with respect to the Company Common Shareholders and the Company Preferred Shareholders, on the date when the Company Common Shareholders and the Company Preferred Shareholders, together, hold a number of shares of Common Stock that is less than ten percent (10%) of the number of outstanding shares of Common Stock and (b) with respect to all parties, on the date of a Change of Control or Reorganization Event of Parent; provided, however, that, in either case, (i) the rights conferred to the Company Common Shareholders and the Company Preferred Shareholders by Articles IV and V of this Agreement shall survive until the Company Common Shareholders and the Company Preferred Shareholders no longer own any shares of Common Stock, (ii) the rights conferred to the Founders by Article IV and Article V of this Agreement shall survive until the Founders no longer own any shares of Common Stock or Founder Warrants, (iii) the provisions of Article VI shall survive any termination and (iv) the rights conferred to the Company Common Shareholder, the Company Preferred Shareholders and the Founders by Section 3.4 shall survive any termination.

Section 8.2 Mergers and Recapitalizations.

(a) Parent shall not, directly or indirectly, effect a Charge of Control or Reorganization Event of Parent in which the Parent shall not be the surviving entity unless the proposed surviving entity shall, prior to effecting a Change of Control or Reorganization Event of Parent, agree in writing to assume the obligations of the Parent under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the securities that the Registrable Securityholders would be entitled to receive in exchange for Registrable Securities under the terms of any such effect a Change of Control or Reorganization Event of Parent; provided, however, that the provisions of this Section 8.2 shall not apply in the event of any merger, consolidation, or reorganization in which the Parent is not the surviving corporation if all the Registrable Securityholders are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (A) cash, (B) securities of the acquiring corporation that may be immediately sold to the public without registration under the Securities Act, or (C) a combination of both.

(b) If, and as often as, there is any change in the Common Stock by way of a stock split, combination, stock dividend, reclassification, or the like, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby to the Registrable Securityholders with respect to the Registrable Securities shall not be diminished or adversely affected.

(c) If requested by the Registrable Securityholders, the proposed surviving entity to any Change of Control or Reorganization Event of Parent (if other than Parent) pursuant to Section 8.2(a) above shall further evidence such surviving entity’s obligations under this Section 8.2 by executing and delivering to the Registrable Securityholders a written agreement to such effect in form and substance satisfactory to the Registrable Securityholders.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Charter and Bylaws. The parties hereto shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Closing that the certificate of incorporation and by-laws of Parent are not inconsistent with the provisions of this Agreement or the transactions contemplated hereby.

Section 9.2 Other Registration Rights. Parent represents and warrants that other than the Registrable Securityholders pursuant to this Agreement and pursuant to Section 3 of the Co-Sale Agreement, no Person has any right to require Parent to register any Common Stock for sale or to include Common Stock in any Registration filed by Parent for the sale of Common Stock for its own account or for the account of any other Person.

Section 9.3 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Parent hereunder may not be assigned or delegated by Parent in whole or in part. Subject to Article III hereof, this Agreement and the rights, duties and obligations of the parties hereunder may be freely assigned or delegated by such parties in conjunction with and to the extent of any Transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the Permitted Transferees. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Article VI and this Section 9.3.

Section 9.4 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be mailed, postage prepaid by registered or certified mail, delivered by reputable courier service with charges prepaid, personally delivered or transmitted, confirmed facsimile or email with immediate telephone confirmation thereafter, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of delivery or transmission if personally delivered or transmitted by facsimile or email; provided, however, that if such delivery or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice sent by courier shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery. Notice sent by mail shall be deemed given at the earlier of its receipt and 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of U.S. mail.

To Parent prior to the Closing:

Polaris Acquisition Corp.

2200 Fletcher Ave

4th Floor

Fort Lee, New Jersey 07024

Attention: Jerry Stone

Telecopy: (800) 705-6045

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Andrew J. Nussbaum

Telecopy: (212) 403-2000

To Parent after the Closing:

Hughes Telematics, Inc.

41 Perimeter Center East, Suite 400

Atlanta, Georgia 30346

Attention: Chief Financial Officer

Telecopy: (770) 391-6426

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Gregory A. Fernicola

Telecopy: (917) 777-2918

To the Company Common Shareholders, to the addresses of such Company Common Shareholders on Schedule I hereto.

To the Company Preferred Shareholders, to the addresses of such Company Preferred Shareholders on Schedule II hereto.

To the Founders, to the addresses of such Founders on Schedule III hereto.

Notwithstanding the foregoing, all notices and other communications to a Registrable Securityholder relating to a specific Registration Statement in which such holder is included as selling securityholders may be given by Parent by e-mail transmission to the e-mail addresses furnished by such holder to Parent pursuant to Articles IV and V hereof.

Section 9.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

Section 9.6 Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or .pdf), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 9.7 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including Exhibit F to the Merger Agreement (the Amended Term Sheet for Parent Shareholders’ Agreement).

Section 9.8 Modifications and Amendments. Upon the approval of the Majority-in-interest of the Company Common Shareholders, Parent may amend or modify any term or provision of this Agreement affecting the rights of the Company Common Shareholders hereunder (other than any extension or other increase of the Transfer restrictions set forth in Section 3.1 hereof). Upon the approval of the Majority-in-interest of the Founders, Parent may amend or modify any term or provision of this Agreement affecting the rights of the Founders hereunder. Upon the approval of any Company Preferred Shareholder holding Common Stock with a RH Fair Market Value of at least $1,000,000, Parent may amend or modify any term or provision of this Agreement affecting the rights of such Company Preferred Shareholder hereunder.

Section 9.9 Joinder. Prior to any Transfer to any Permitted Transferee, such Permitted Transferee must join this Agreement as a Company Common Shareholder, a Company Preferred Shareholder or Founder, as the case may be (which status shall be the same as the transferring securityholder), with the respective rights, duties and obligations of a Company Common Shareholder, a Company Preferred Shareholder or Founder under this agreement, as the case may be, by executing a joinder to this Agreement in which such Permitted Transferee shall agree to be either a Company Common Shareholder, a Company Preferred Shareholder or Founder, as the case may be, for all purposes of this Agreement. Upon the execution and delivery of any such joinder, Schedule I, Schedule II or Schedule III, as the case may be, shall be revised accordingly. Any such joinder and revision to Schedule I, Schedule II or Schedule III shall not be deemed to be an amendment of this Agreement.

Section 9.10 Titles and Headings. Titles and headings of articles and sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

Section 9.11 Waivers and Extensions. Subject to Section 3.2(b), Parent may waive any of the Transfer restrictions set forth in Section 3.1, 3.2 and 3.3 hereof. The Majority-in-interest of the Company Common Shareholders or Founders may waive any right of the

Company Common Shareholders or Founders, respectively, or any breach or default of Parent with respect to the Company Common Shareholders or Founders, respectively. Each Company Preferred Shareholder may waive any right, breach or default hereunder with respect to such Company Preferred Shareholder. Any waiver made pursuant to this Section 9.11 will not be effective against the waiving party unless it is in writing, is signed by such party and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts. Notwithstanding anything to the contrary in this Section 9.11, the obligations of Apollo set forth in Section 2.3 may not be waived without approval by a Majority-in-interest of the Founders.

Section 9.12 Remedies Cumulative. In the event that Parent fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Company Common Shareholders, the Company Preferred Shareholders, the Founders, any Registrable Securityholder or the respective successors and permitted assignees of the foregoing may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

Section 9.13 Governing Law. This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

Section 9.14 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Company Common Shareholders, the Company Preferred Shareholders and the Founders in the negotiation, administration, performance or enforcement hereof.

Section 9.15 Effectiveness. This Agreement shall be effective upon, and is subject to, the Closing. In the event that the Merger Agreement is terminated prior to Closing, this Agreement shall cease to have any further power or effect.

Section 9.16 Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction or any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.4 shall be deemed effective service of process on such party.

Section 9.17 Construction. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement. This Agreement shall be deemed to have been drafted by both Parent and the Registrable Securityholders and shall not be construed against either party as the principal draftsperson hereof. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder and any applicable common law, unless the context requires otherwise. The word “including” shall mean including, without limitation, and is used in an illustrative sense rather than a limiting sense. Terms used with initial capital letters will have the meanings specified applicable to singular and plural forms for all purposes of this Agreement. Reference to any gender will be deemed to include all genders and neutral form.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

POLARIS ACQUISITION CORP.

By:	/s/ Jerry Stone
Name: Jerry Stone
Title:

[Signature Page to the Shareholders’ Agreement]

FOUNDERS:

BYRON BUSINESS VENTURES XX, LLC

By:	/s/ Marc Byron
Name: Marc Byron
Title:

PRAESUMO PARTNERS, LLC

By:	/s/ Lowell Kraff
Name: Lowell Kraff
Title:

MOORE HOLDINGS, LLC

By:	/s/ David Moore
Name: David Moore
Title:

VINCO VINCERE VICI VICTUM LLC

By:	/s/ Jerry Stone
Name: Jerry Stone
Title:

/s/ David F. Palmer
David F. Palmer

[Signature Page to the Shareholders’ Agreement]

MERITAGE FARMS LLC

By:	/s/ Walter Mclallen
Name: Walter Mclallen
Title: Managing Member

CLOOBECK COMPANIES, LLC

By:	/s/ Stephen J. Cloobeck
Name: Stephen J. Cloobeck
Title: Manager

GRANITE CREEK PARTNERS, L.L.C.

By:	/s/ Brian B. Boorstein
Name: Brian B. Boorstein
Title: Managing Member

HARTZ CAPITAL INVESTMENTS LLC

By:	HARTZ CAPITAL, INC., its manager

By:	/s/ Jonathan B. Schindel
Name: Jonathan B. Schindel
Title: General Counsel and Secretary

ODESSA, LLC

By:	/s/ Paul Orlin
Name: Paul Orlin
Title:

[Signature Page to the Shareholders’ Agreement]

ROXBURY CAPITAL GROUP LLC INCENTIVE SAVINGS PLAN

By:	/s/ Stuart Oran
Name: Stuart Oran
Title: Trustee

[Signature Page to the Shareholders’ Agreement]

COMPANY COMMON SHAREHOLDERS:

COMMUNICATIONS INVESTORS LLC

By:	/s/ Andrew Africk
Name: Andrew Africk
Title: Manager

/s/ Jeffrey Leddy
Jeffrey Leddy

/s/ Erik Goldman
Erik Goldman

/s/ Robert Lewis
Robert Lewis

/s/ Craig Kaufmann
Craig Kaufmann

/s/ Kevin Link
Kevin Link

/s/ Charles M. Link, II
Charles Link

[Signature Page to the Shareholders’ Agreement]

/s/ Frederick Blumer
Frederick Blumer

/s/ Art McMahon
Art McMahon

/s/ Andrew Africk
Andrew Africk

/s/ Matthew Nord
Matthew Nord

/s/ Keith Schneider
Keith Schneider

JEFFREY A. LEDDY GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Megan Leddy
Name: Megan Leddy
Title: Trustee

BLUMER FAMILY LLC

By:	/s/ Frederick T. Blumer
Name: Frederick T. Blumer
Title: CEO

[Signature Page to the Shareholders’ Agreement]

[INTENTIONALLY OMITTED]

[Signature Page to the Shareholders’ Agreement]

COMPANY PREFERRED SHAREHOLDERS:

HUGHES COMMUNICATIONS, INC

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: SVP, General Counsel & Secretary

THE HARTFORD CAPITAL APPRECIATION II FUND

By: WELLINGTON MANAGEMENT COMPANY, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman
Title: Vice President and Counsel

HARTFORD GROWTH OPPORTUNITIES HLS FUND

By: WELLINGTON MANAGEMENT COMPANY, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman
Title: Vice President and Counsel

THE HARTFORD GROWTH OPPORTUNITIES FUND

By: WELLINGTON MANAGEMENT COMPANY, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman
Title: Vice President and Counsel

[Signature Page to the Shareholders’ Agreement]

APOLLO INVESTMENT FUND V (PLASE), L.P.

By:	APOLLO ADVISORS V, L.P., its general partner

By:	APOLLO CAPITAL MANAGEMENT INC., its general partner

By:	/s/ Andrew Africk
Name: Andrew Africk
Title: VP

[Signature Page to the Shareholders’ Agreement]

Schedule I

Schedule of

Company Common Shareholders

Schedule I-1

Schedule II

Schedule of

Company Preferred Shareholders

Schedule II-1

Schedule III

Schedule of

Founders

Schedule III-1

Schedule IV

Required Holders

Schedule IV-1